Exhibit 10.1

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement, dated as of January __, 2023 (this “Agreement”), is entered into by and among Kiromic BioPharma, Inc., a Delaware corporation (the “Company”), and the investor party identified on the signature page hereof (the “Investor” or the “Holder”).

RECITALS

A.On October 21, 2022 (the “Original issuance Date”), the Company issued to the initial registered holder hereof (the “Original Holder”) a 25% Senior Secured Convertible Promissory Note in the principal amount of two million dollars ($2,000,000) (the “Original Note”);

B.The Original Holder assigned the Original Note in whole to the Holder, including all the right, title and interest thereunder; and

C.On December 12, 2022, the Company and the Holder increased the principal amount of the Original Note of two million dollars ($2,000,000) (the “Original Principal”) by an additional two million dollars ($2,000,000) (the “Additional Principal”) and the Company issued to the Holder a 25% Senior Secured Convertible Promissory Note in the principal amount of four million dollars ($4,000,000) (the “New Note”) representing the aggregate amount of Original Principal and Additional Principal;

D.On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, three additional convertible promissory notes, each  in the principal amount of two million dollars ($2,000,000), in the form of Note (as defined below) attached hereto as Exhibit A, for aggregate consideration to the Company of an additional $6,000,000.

E.Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Sale and Issuance of Notes.

1.1Issuance of Notes. The Company agrees to issue and sell to the Investor at the applicable Closing (as defined below), and, subject to all of the terms and conditions hereof, the Investor agrees to purchase from the Company at the applicable Closing a convertible promissory note in the form of Exhibit A hereto (each, a “Note” and collectively, the “Notes”) in the principal amount set forth opposite the Investor’s name on Schedule A.

1.2Closing.

(a)The initial sale and issuance of the Notes shall take place at a closing (the “Initial Closing”) to be held on or before January 20, 2023.

(b)Subsequent to the Initial Closing, the Company may sell and issue additional Notes pursuant to this Agreement, up to a maximum aggregate principal amount of $6,000,000 for all Notes issued pursuant to this Agreement, to the Investor in two subsequent closings to occur on or before February 15, 2023 and March 15, 2023 (each, an “Additional Closing,” and together with the Initial Closing, each a “Closing”). All such sales shall be made on the terms and conditions set forth in this Agreement.

(c)At each Closing, the Company will deliver to the Investor the Note to be purchased by the Investor against receipt by the Company of the principal amount of the Note (as set forth on Schedule A) through the payment by check or wire transfer of immediately available funds. Each Note will be registered in the Investor’s name in the Company’s records.

2.Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement have the meanings set forth or referenced below.

2.1“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2.2“Board of Directors” means the Company’s board of directors;

2.3“Code” means the Internal Revenue Code of 1986, as amended.

2.4“Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by or as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

2.5“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

2.6“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

2.7“Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

2.8“Securities” means the Notes and the Common Stock issuable upon conversion of the Notes.

2.9“Securities Act” means the United States Securities Act of 1933, as amended, and the policies, instructions, rules and regulations promulgated thereunder.

2.10“Transaction Agreements” means this Agreement and the Notes.

3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the SEC Reports, which exceptions are deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date of the Initial Closing, except as otherwise indicated.

3.1Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

3.2Capitalization.  The capitalization of the Company is set forth in the SEC Reports. Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.

3.3Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  .

3.4Authorization. All corporate action required to be taken by the Board of Directors and stockholders in order to authorize the Company to enter into this Agreement, and to issue the Notes at the Closing and the Common Stock issuable upon conversion of the Notes, has been taken or will be taken prior to the Closing. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Closing, and the issuance and delivery of the Securities has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable securities laws.

3.5Valid Issuance of Securities. Assuming the accuracy of the representations of the Investor in Section 4 of this Agreement, the Notes will be issued in compliance with all applicable state and federal securities laws. The Common Stock issuable upon conversion of the Notes has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Notes, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Restated Certificate or Company’s Bylaws, Transaction Agreements, applicable securities laws and liens or encumbrances created by or imposed by the Investor. Based in part upon the representations of the Investor in Section 4 of this Agreement, the Common Stock issuable upon conversion of the Notes will be issued in compliance with all applicable state and federal securities laws.

3.6SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments..

4.Representations and Warranties of the Investor. The Investor makes the following representations and warranties in favor of the Company as of the applicable Closing:

4.1Authorization. The Investor has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Investor is a party, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the Securities to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.

4.3Disclosure of Information. The Investor has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.

4.4Restricted Securities. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities, for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

4.5Legends. The Investor understands that the Securities may be notated with one or all of the following legends.

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a)Any legend set forth in, or required by, the other Transaction Agreements.

(b)Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

4.6Accredited Investor. The Investor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.7No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

4.8No “Bad Actor” Disqualification Events. Neither Investor nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests or otherwise holds securities, general partners or managing members is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed in writing in reasonable detail to the Company.

5.Conditions to Closing of the Investor. The Investor’s obligations at the applicable Closing are subject to the fulfillment, on or prior to such Closing, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

5.1Representations and Warranties. The representations and warranties of the Company contained in Section 3 will be true and correct in all respects as of the Initial Closing.

5.2Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

5.3Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to such Closing.

6.Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Notes at the applicable Closing is subject to the fulfillment, on or prior to such Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

6.1Representations and Warranties. The representations and warranties of the Investor contained in Section 4 will be true and correct in all respect as of such Closing.

6.2Governmental Approvals and Filings. Except for any notices required or permitted to be filed after such Closing with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

6.3Consents, Permits and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement, except for such as may be properly obtained subsequent to such Closing.

6.4Purchase Price. The Investor shall have delivered to the Company the purchase price in respect of the Note being purchased by the Investor referenced in Schedule A.

7.Miscellaneous.

7.1Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of the Company and the holders of Notes representing a majority of the then-outstanding principal amount under all Notes (the “Majority Note Holders”) Any such amendment or waiver so effected by the Company and the Majority Note Holders shall be binding on the Investor.

7.3Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

7.4Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF or any electronic signature complying with applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered is deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6Entire Agreement. This Agreement together with the other Transaction Agreements constitute and contain the entire agreement among the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

7.7Legal Fees. Each party shall be responsible for paying its own fees and expenses in connection with this Agreement and the transactions contemplated hereby.

7.8Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and are deemed effectively given upon the earlier of actual receipt, and (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 7.8.

7.9Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.10Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.11Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL- ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

Remainder of this Page Intentionally Left Blank.

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

KIROMIC BIOPHARMA, INC.

By:
Name:	Pietro Bersani
Title:	Chief Executive Officer

Address
7707 Fannin Street, Suite 140
Houston, TX 77054
Email:

SIGNATURE PAGE TO KIROMIC BIOPHARMA, INC.

NOTE PURCHASE AGREEMENT

The parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

INVESTOR:

By:
Name:
Title:

Address

Email:

SIGNATURE PAGE TO KIROMIC BIOPHARMA, INC.

NOTE PURCHASE AGREEMENT

Schedule A

SCHEDULE OF CLOSINGS

Investor Name and Address	Note Purchase Price	Closing Date
[________________________] [________________________] [________________________]	$2,000,000	January 20, 2023
	$2,000,000	February 15, 2023
	$2,000,000	March 15, 2023
TOTAL:	$6,000,000

Exhibit A

25% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND SECURITY AGREEMENT